Exhibit 99.1

NEWS BULLETIN	DDi Corp. 1220 Simon Circle Anaheim, CA 92806 NASDAQ: DDIC

For Further Information:

Mikel H. Williams	Laura Foster
Chief Executive Officer	Addo Communications
(310) 829-5400
Wayne Slomsky	lauraf@addocommunications.com
Chief Financial Officer
(714) 688-7200

DDi Announces Stockholder Approval of Merger with Viasystems

ANAHEIM, Calif., May 24, 2012 – DDi Corp. (NASDAQ: DDIC) announced today that its stockholders have approved the adoption of the previously-announced merger agreement by and among DDi, Viasystems Group, Inc. (NASDAQ: VIAS) and Victor Merger Sub Corp. (“Merger Sub”), a wholly-owned subsidiary of Viasystems. Pursuant to the merger agreement, upon completion of the merger of Merger Sub with and into DDi, DDi will become a wholly-owned subsidiary of Viasystems. The merger remains subject to customary closing conditions and is expected to close in the next week.

Mikel Williams, President and Chief Executive Officer of DDi Corp., stated, “We continue to believe that this transaction creates a world class leader in PCB and related electro-mechanical solutions, with a large breadth of technology and manufacturing capabilities to provide customers a complete spectrum of services and technology from quick-turn to high volume PCB manufacturing, and an excellent opportunity for the continued success of DDi employees. We also believe the merger provides significant value to our stockholders and are pleased that our stockholders have given their overwhelming support for the transaction.”

About DDi

DDi is a leading provider of time-critical, technologically-advanced PCB engineering and manufacturing services. The Company specializes in engineering and fabricating complex multi-layer PCBs on a quick-turn basis, with lead times as short as 24 hours primarily in North America. DDi has over 1,000 PCB customers in various end-markets including communications and computing, military and aerospace, industrial electronics, instrumentation, medical and high-durability commercial markets. DDi’s engineering capabilities and seven manufacturing facilities located in the United States and Canada enable them to respond to time-critical orders and technology challenges for customers. For additional information about DDi, please visit the company’s website at www.ddiglobal.com.

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Forward-Looking Statements:

Certain statements in this communication regarding the proposed transaction between DDi and Viasystems, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding DDi and Viasystems’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 (collectively, forward-looking statements). These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “project,” “should,” “could” and similar expressions. Factors that may affect those forward-looking statements include, among other things:

•	the risk that the merger may not be consummated in a timely manner, including but not limited to, due to the failure to satisfy the closing conditions;

•	the risk that the merger agreement may be terminated as a result of circumstances that we may be unable to control;

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the risk relating to the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all, and that Viasystems may not be able to successfully integrate DDi’s operations;

•	the possibility of disruption from the merger making it more difficult to maintain business and operational relationships;

•	risks regarding employee retention;

•	the effect of the announcement of the merger on our customer and supplier relationships, operating results and business generally;

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any actions taken by either of the companies, including but not limited to, restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), developments beyond the companies’ control, including but not limited to, changes in domestic or global economic conditions, competitive conditions and consumer preferences, adverse weather conditions or natural disasters, health concerns, international, political or military developments, and technological developments;

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other risks detailed in our current filings with the Securities and Exchange Commission, including our most recent filings on Form 10-K for the year ended December 31, 2011, which was filed with the SEC on February 17, 2012, under the heading “Item 1A. Risk Factors,” and in each company’s other filings made with the SEC available at the SEC’s website, www.sec.gov.

We caution you that reliance on any forward-looking statement involves risks and uncertainties and that, although we believe that the assumptions on which our forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions could be incorrect. In light of these and other uncertainties, you should not conclude that we will necessarily achieve any plans and objectives or projected financial results referred to in any of the forward-looking statements. We do not undertake to release the results of any revisions of these forward-looking statements to reflect future events or circumstances. Accordingly, we caution you not to place undue reliance on these forward-looking statements that speak only as of the date hereof.